EXHIBIT 10.1

PREFERRED STOCK PURCHASE AGREEMENT

This preferred stock purchase agreement (this “Agreement”) is dated as of June 20, 2014 (the “Effective Date”), by and between Astea International Inc., a Delaware corporation (the “Company”), and Zack Bergreen, an individual (the “Purchaser”).

Whereas, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

Now, therefore, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Certain Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of Delaware are authorized or required by law or other governmental action to close.

“Certificate of Designation” means that certain Certificate of Designation of Series B Convertible Preferred Stock of even date herewith that sets forth the rights, preferences, powers, privileges, restrictions, qualifications and limitations of the Preferred Stock.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Company Counsel” means Pepper Hamilton LLP, with offices located at 3000 Two Logan Square, Eighteenth and Arch Streets, Philadelphia, Pennsylvania 19103.

“Conversion Shares” means such shares of Common Stock which, from time to time, have been issued, or may be issuable, pursuant to the exercise of the conversion rights of the Preferred Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Independent Director” means an independent director as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

“NASDAQ” means The NASDAQ Stock Market LLC.

“Original Purchase Price” means $2.51.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” means the Series B Convertible Preferred Stock of the Company, par value $0.01 per share, issued or issuable to the Purchaser pursuant to this Agreement with such rights, preferences, powers, privileges, restrictions, qualifications and limitations as are set forth in the Certificate of Designation.

“Promissory Note” means that certain Revolving Promissory Note, dated March 26, 2014, issued by the Company to the Purchaser, in the original principal amount of Three Million Dollars ($3,000,000), pursuant to which principal indebtedness in the amount of Two Million One Hundred Fifty Thousand Dollars ($2,150,000) plus accrued interest is outstanding on the date of this Agreement.

“Related Party Transaction” means any transaction with the Purchaser or an Affiliate of the Purchaser.

“Registrable Securities” means all of the Common Stock issuable in connection with any conversion of the Preferred Stock. Upon the sale, pursuant to a registration statement declared effective by the Commission or an exemption from registration under the Securities Act (such that all transfer restrictions and restrictive legends with respect to such securities being sold are removed upon the consummation of such sale), of any of the securities described by the preceding sentence, such securities sold shall no longer be Registrable Securities. The foregoing notwithstanding, any shares of Common Stock which may be sold pursuant to Rule 144 without regard to volume or other restrictions (aside from making any filing required by Rule 144 resulting from the sale) shall not be Registrable Securities.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“Securities” means, as context requires, the Preferred Stock, the Conversion Shares or both.

“Trading Day” means a day on which the Common Stock is, or is able to be, traded on a Trading Market.

“Trading Market” means NASDAQ’s Capital Market.

“Transfer Agent” means American Stock Trust & Transfer Company, with a mailing address of 59 Maiden Lane, Plaza Level, New York, New York 10038 and a facsimile number of (718) 921-8334, and any successor transfer agent of the Company.

Section 1.2. Interpretation. In this Agreement, unless otherwise specified or where the context otherwise requires:

(a) the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;

(b) words importing any gender shall include other genders;

(c) words importing the singular only shall include the plural and vice versa;

(d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation” or “but not limited to;”

(e) the words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement;

(f) references to “Articles,” “Exhibits,” “Sections” or “Schedules” shall be to Articles, Exhibits, Sections or Schedules of or to this Agreement; and

(g) references to any Person include the successors and permitted assigns of such Person.

ARTICLE II

PURCHASE AND SALE OF PREFERRED STOCK

Section 2.1. Purchase and Sale of Preferred Stock. On the date hereof, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser, agrees to purchase Seven Hundred Ninety-Seven Thousand Four Hundred Forty-Eight (797,448) shares of Preferred Stock at the Original Purchase Price per share.

Section 2.2. Delivery of Funds and Shares; Release. In consideration for the issuance to the Purchaser of Seven Hundred Ninety-Seven Thousand Four Hundred Forty-Eight (797,448) shares of Preferred Stock, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Purchaser shall, without any further action on the part of the Company or the Purchaser, exchange TWO MILLION DOLLARS ($2,000,000) of the outstanding principal amount under the Promissory Note (the “Exchange Debt”). Upon the exchange of the Exchange Debt for shares of Preferred Stock in accordance with the terms hereof, the outstanding principal balance on the Promissory Note shall be reduced to ONE

HUNDRED FIFTY THOUSAND DOLLARS ($150,000). The Company shall thereafter record the purchase of the Seven Hundred Ninety-Seven Thousand Four Hundred Forty-Eight (797,448) shares of Preferred Stock on the books of the Company, and certificates evidencing the Preferred Stock shall be delivered in accordance with Section 5.3. In accordance with the Promissory Note and the Loan Documents (as defined therein), the Company is required to pay any accrued and unpaid interest on the Promissory Note on a monthly basis, and thus, shall deliver to the Purchaser on July 1, 2014, via wire transfer, $[ ] in immediately available funds, which equals the amount of accrued and unpaid interest under the Promissory Note as of June 30, 2014. This Agreement shall constitute a modification of the Promissory Note and a consent to the exchange of the Exchange Debt for shares of Preferred Stock in accordance with the terms hereof. Upon the receipt by the Purchaser of such the shares of Preferred Stock and cash in the amount of the accrued interest provided for in this Section 2.2, the Purchaser shall be deemed to have released and forever discharged the Company all claims, demands, obligations and liabilities with respect to the Exchange Debt and the interest accrued.

Section 2.3. Filing of the Certificate of Designation. No later than the Business Day following the date hereof, the Company shall file with the Secretary of State of the State of Delaware the Certificate of Designation.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants as of the date hereof to the Purchaser as follows:

Section 3.1. Organization and Qualification. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents.

Section 3.2. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Filings. This Agreement has been duly executed by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

Section 3.3. No Conflicts. The execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Preferred Stock and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents.

Section 3.4. Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than (a) disclosure filings required pursuant to the Exchange Act, (b) application(s) and notification(s) to the Trading Market for the listing of the Securities for trading thereon in the time and manner required thereby, (c) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws and (d) consent from the sole stockholder of the Company’s issued and outstanding Series A Convertible Preferred Stock (collectively, the “Required Filings”).

Section 3.5. Issuance of the Securities. The Preferred Stock is duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens and encumbrances other than liens and encumbrances created by or imposed on the Purchaser and restrictions on transfer provided for in this Agreement. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon the conversion of the Preferred Stock, and when issued in accordance with this Agreement and the Certificate of Designation, the Conversion Shares will be duly and validly issued, fully paid and nonassessable, free and clear of all liens and encumbrances other than liens and encumbrances created by or imposed on the Purchaser and restrictions on transfer provided for in this Agreement.

Section 3.6. No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Issuer has complied, to the extent applicable, with its disclosure obligations under Rule 506(e).

Section 3.7. No General Solicitation. In connection with the offering of Preferred Stock made pursuant to this Agreement, the Company has not published, distributed, issued, posted or otherwise used or employed and shall not publish, distribute, issue, post or otherwise use or employ any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants as of the date hereof to the Company as follows:

Section 4.1. Own Account. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state or other securities law and is acquiring the Securities as principal for his own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state or other securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state or other securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of any Securities (this representation and warranty not limiting the Purchaser’s right to sell the Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state or other securities law.

Section 4.2. Purchaser Status. At the time the Purchaser was offered the Securities, he was, and at the date hereof he is, an “accredited investor” as defined in Rule 501 (a)(4), (a)(5), or (a)(6) under the Securities Act.

Section 4.3. Experience of Such Purchaser. The Purchaser, either alone or together with his representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities.

Section 4.4. Provision of Information. The Purchaser has been afforded (i) the opportunity to ask such questions as he has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Securities and the finances, operations and business of the Company; and (ii) the opportunity to request such additional information which the Company possesses or can acquire without unreasonable effort or expense.

Section 4.5. Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Purchaser to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

Section 4.6. No Disqualification Events. The Purchaser is not subject to any Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The purchase of the Preferred Stock by the Purchaser will not subject the Company to any Disqualification Event.

ARTICLE V

OTHER AGREEMENTS OF THE PARTIES

Section 5.1. Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, or to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

(b) The Purchaser agrees to the imprinting, so long as is required by this Section 5.1, of a legend on any of the Securities in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(c) Certificates evidencing any Securities shall not contain any legend (including the legend set forth in Section 5.1(b)), (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144, (iii) if such Securities are eligible for sale under Rule 144(b)(1), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue promptly a legal opinion to the Transfer Agent if required by the Transfer Agent to effect the removal of the legend hereunder. If all or any portion of the Preferred Stock is converted to Common Stock at a time when there is an effective registration statement to cover the resale of the Conversion Shares, certificates representing such Conversion Shares shall be issued free of all legends. The Company agrees that at such time as such legend is no longer required under this Section 5.1(c), it will, upon the written request of the Purchaser, no later than 5 Trading Days following the delivery to the Company or the Transfer

Agent of a certificate representing Preferred Stock or Conversion Shares, as the case may be, issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. Notwithstanding the foregoing, the Company shall not be required to remove any legends until all Securities represented by a single certificate are no longer subject to restrictions. If only a portion of the Securities represented by any single certificate are subject to restrictions, the holder of the certificate may request, or the Company may require, that such certificate be cancelled and two new certificates be issued. One certificate shall represent, and be in the amount of, Securities not subject to restrictions and shall bear no legend and the second certificate shall represent, and be in the amount of, Securities subject to restrictions and shall bear an appropriate legend. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 5.1.

(d) The Purchaser agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 5.1 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

Section 5.2. Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive and similar rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue and deliver Conversion Shares pursuant to any conversion of the Securities.

Section 5.3. Delivery of Certificates. The Company shall deliver, or cause to be delivered, the certificates representing the Preferred Stock to the Purchaser within 5 Trading Days of the date hereof.

Section 5.4. Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of the Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser. The Purchaser shall take all commercially reasonable actions that are reasonably requested by the Company related to, or to effectuate, the filing of a Form D or any filing required pursuant to the “Blue Sky” laws of the states of the United States which, for purposes of clarity, shall not include the payment of any fees by the Purchaser.

Section 5.5. Listing of the Securities. The Company shall file such application(s) and notification(s) to the Trading Market for the listing of the Securities for trading thereon in the time and manner required thereby.

Section 5.6. Rule 144. The Company agrees to make and keep available current public information, as that term is used in Rule 144, at all times while Registrable Securities remain outstanding, with a view to making available to the holders of the Registrable Securities the benefits of Rule 144.

Section 5.7. Other Covenants of the Purchaser. Until the fifth anniversary of the date hereof, the Purchaser shall:

(a) use his commercially reasonable efforts to nominate and elect at all times at least two Independent Directors as members of the board of directors of the Company (the “Board”); and

(b) not engage in any Related Party Transaction unless such Related Party Transaction is approved by at least a majority of the Independent Directors.

ARTICLE VI

REGISTRATION RIGHTS

Section 6.1. Registration Rights. If at any time after the date hereof and as long as Registrable Securities remain outstanding, the Company shall file with the Commission a registration statement of the Company under the Securities Act (a “Registration Statement”), relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (a “Registration”), the Company shall send to the Purchaser a written notice of such determination and, if within 15 days after the giving of such notice, the Purchaser shall so request in writing, the Company shall include in such Registration Statement all of the Registrable Shares of the Purchaser, except that if, in connection with any underwritten Registration for the account of the Company, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in a Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Shares as the underwriter(s) shall permit, if any. If a Registration in connection with which the Purchaser is entitled to registration under this Section 6.1 is an underwritten Registration, then the Purchaser shall, unless otherwise agreed by the Company, offer and sell such Registrable Shares in an underwritten offering using the same underwriter(s) and, subject to the provisions of this Article VI, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

(a) Notwithstanding any other provision of this Agreement, this Article VI shall not apply to, and the Purchaser’s right to participate in a Registration shall not be triggered by, the filing of a Registration Statement (i) covering shares of Common Stock issued pursuant to an employee benefit plan, (ii) on Form S-4 (or successor form) under the Securities Act for the purpose of offering such securities to another business entity or the shareholders of such entity in connection with the acquisition of assets or shares of capital stock, respectively, of such entity, or (iii) in connection with a resale shelf registration filed in connection with an acquisition, reorganization, recapitalization, merger, consolidation or similar transaction involving the Company.

(b) If any Registration was initiated by the Company to effect, in whole or in part, a primary public offering of its securities and, if at any time after giving written notice of its intention to so register securities and before the effectiveness of the Registration Statement filed in connection with such Registration, the Company determines for any reason either not to effect such Registration or to delay such Registration, the Company may, at its election, by prior written notice to the Purchaser: (i) in the case of a determination not to effect such Registration, relieve itself of its obligation set forth this Section 6.1 to register the Registrable Shares in connection with such Registration; or (ii) in the case of a determination to postpone such Registration, delay the Registration of the Registrable Shares for the same period as the Registration of the Company’s securities is postponed.

(c) Notwithstanding any other provision of this Article VI, the Company shall not be required to effect a Registration pursuant to this Section 6.1, or file any post-effective amendment to such a Registration: (i) if a Registration, or any post-effective amendment to such Registration, requires, under applicable statutes and rules, a special audit (other than a normal fiscal year-end audit) of the financial statements of the Company, unless the Purchaser agrees to pay the fees and expenses of accountants incurred in connection with the special audit and which would otherwise not be incurred but for the participation of the Purchaser in such Registration; or (ii) the Company has not received from the Purchaser all information the Company has requested pursuant to Section 6.3.

Section 6.2. Company Obligations. In connection with the Company’s obligation to effect a Registration (and only to the extent such Registration includes any Registrable Shares), it shall:

(a) It shall be a condition precedent to the obligations of the Purchaser that the Company shall obtain the consent of the sole stockholder of the Company’s issued and outstanding Series A Convertible Preferred Stock approving the authorization and issuance of the Series B Convertible Preferred Stock;

(b) Promptly prepare and file with the Commission a Registration Statement with respect to the shares to be included in such Registration (the “Registered Shares”) and use its commercially reasonable efforts to cause the Registration Statement to become and remain effective as soon as reasonably practicable thereafter;

(c) Prepare and file such amendments to the Registration Statement and supplements to the prospectus contained therein as may be necessary to keep the Registration Statement effective as required herein;

(d) Furnish to the Purchaser and any underwriters of the Registered Shares such reasonable number of copies of the Registration Statement and any amendments thereto, any related prospectus and supplements thereto, all correspondence to and from the Commission, including comment letters and responses thereto, and such other documents as such underwriters may reasonably request in order to facilitate the public offering of the Registered Shares;

(e) Register or qualify the Registered Shares under such state securities or “blue sky” laws of such jurisdictions as the Purchaser may reasonably (in light of a reasonable plan of distribution) request as soon as reasonably practicable, but in any event within 20 days following the original filing of the Registration Statement; provided, that the Company shall not be required to take any action in any jurisdiction which would require it to qualify to do business in such jurisdiction or otherwise subject it to service of process, except with respect to the offering and sale of the Registered Shares;

(f) Notify the Purchaser promptly after it shall receive notice thereof of the time when the Registration Statement has become effective or a supplement to any prospectus forming a part of the Registration Statement has been filed;

(g) Notify the Purchaser promptly of any request by the Commission or applicable state securities agency for the amending or supplementing of the Registration Statement or prospectus or for additional information;

(h) Prepare and promptly file with the Commission and promptly notify the Purchaser of the filing of such amendment or supplement to the Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the Registered Shares is required to be delivered under the Securities Act, any event shall have occurred, the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

(i) In case the Purchaser or any underwriter(s) are required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act, the Company will prepare and file such supplements or amendments to the Registration Statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of the Securities Act as soon as reasonably practicable thereafter;

(j) Advise the Purchaser, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(k) Permit the Purchaser a reasonable amount of time (not to exceed 7 days) to review the Registration Statement, any amendments thereto, and any related prospectus(es) and supplement(s) thereto prior to their filing with the Commission, and will not file any such document in a form to which the Purchaser shall reasonably have objected in writing on the grounds that such document does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder; and

(l) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.

Section 6.3. Purchaser Obligations. In connection with a Registration of the Registrable Shares, the Purchaser shall have the following obligations:

(a) It shall be a condition precedent to the obligations of the Company to include in a Registration any Registrable Securities pursuant to this Section VI that the Purchaser shall furnish to the Company such information regarding himself, the Registrable Shares and the intended method or manner of disposition of the Registrable Shares as shall be reasonably required to effect a Registration of such Registrable Shares and shall execute such documents in connection with such Registration as the Company may request. At least 10 business days prior to the first anticipated filing date of a Registration Statement (which is intended to include Registrable Securities), the Company shall notify the Purchaser of the information the Company requires;

(b) The Purchaser agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement (which is intended to include Registrable Securities);

(c) The Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6.2(h), the Purchaser will immediately discontinue disposition of Registrable Shares pursuant to the Registration Statement covering such Registrable Shares until the Purchaser’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.2(h) and, if so directed by the Company, the Purchaser shall deliver to the Company or destroy (and deliver to the Company a certificate of destruction) all copies in the Purchaser’s possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice;

(d) The Purchaser may not participate in any underwritten Registration hereunder unless the Purchaser (i) agrees to sell his Registrable Shares on the basis provided in any underwriting arrangements entered into by the Company; (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions applicable to the sale of the Registrable Securities; and

(e) The Purchaser agrees to comply with all applicable laws and regulations in connection with any sale, transfer or other disposition of Registrable Shares.

Section 6.4. Assignment of Registration Rights. The registration rights provided by this Article VI may be assigned by the Purchaser to a transferee or assignee of Registrable Securities (for so long as such shares remain Registrable Securities).

ARTICLE VII

MISCELLANEOUS

Section 7.1. Fees and Expenses. Except as expressly set forth in this Agreement to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The foregoing notwithstanding, the Company shall pay up to $35,000 of fees and expenses incurred by the Purchaser for legal counsel in relation to the negotiation and execution of this Agreement and the purchase of the Preferred Stock. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser. The Company shall pay, and shall indemnify the Purchaser against any liability for, any brokerage or finder’s fees or commissions payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the purchase of the Preferred Stock pursuant to this Agreement.

Section 7.2. Entire Agreement. This Agreement together with any exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 7.3. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address or facsimile number for such notices and communications shall as follows:

If to the Company:

Astea International Inc.
240 Gibraltar Road
Horsham, PA 19044
Facsimile: (215) 682-2515
Attention: Rick Etskovitz

with a copy to:

Pepper Hamilton LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19003
Facsimile: (215) 981-4750
Attention: Barry M. Abelson, Esq.

If to the Purchaser:

Zack Bergreen
P.O. Box 488
Gwynedd Valley, PA 19437

with a copy to:

McCausland Keen & Buckman
Radnor Court, Suite 160
259 N. Radnor Chester Road
Radnor, PA 19087
Facsimile: (610) 341-1099
Attention: Nancy D. Weisberg, Esq.

Section 7.4. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the parties or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 7.5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Purchaser may not assign its rights hereunder without the written consent of the Company.

Section 7.6. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 7.7. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

Section 7.8. Execution. This Agreement may be executed in more than one counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 7.9. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Section 7.10. Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

Section 7.11. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the parties will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 7.12. Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

Section 7.13. No Conflict. Each of the parties (a) hereby confirms that no engagement that Pepper Hamilton LLP has undertaken or may undertake on behalf of the Company or the Purchaser or any of their respective current or former Affiliates will be asserted by any of the Company or the Purchaser either as a conflict of interest with respect to, or as a basis to preclude, challenge or otherwise disqualify Pepper Hamilton LLP from, any current or future representation of the Company, the Purchaser or any of their respective current or former Affiliates (except, with regard to the Purchaser, representation related to the purchase of the Preferred Stock pursuant to this Agreement), and (b) hereby waives any conflict of interest that exists on or prior to the Effective Date, or that might be asserted to exist after the Effective Date, and any other basis that might be asserted to preclude, challenge or otherwise disqualify Pepper Hamilton LLP in any representation of the Company, the Purchaser or any of their respective current or former Affiliates with respect to any such matter (except, with regard to the Purchaser, representation related to the purchase of the Preferred Stock pursuant to this Agreement).

[signature pages follow]

The parties hereto have caused this Preferred Stock Purchase Agreement to be duly executed as of the Effective Date.

THE COMPANY:

ASTEA INTERNATIONAL INC.
By: /s/ Rick Etskovitz
Name: Rick Etskovitz
Title: Chief Financial Officer

THE PURCHASER:
/s/ Zack Bergreen
Zack Bergreen

[signature page to the Preferred Stock Purchase Agreement]